Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors of QEP Resources, Inc., hereby severally constitute Charles B. Stanley and Richard J. Doleshek, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2016 and any and all amendments to be filed with the Securities and Exchange Commission by QEP Resources, Inc., hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2016 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

Signature	Title	Date

/s/ Charles B. Stanley	Chairman of the Board	2/22/2017
Charles B. Stanley	President and Chief Executive Officer

/s/ Phillip S. Baker, Jr.	Director	2/22/2017
Phillips S. Baker, Jr.

/s/ Julie A. Dill	Director	2/22/2017
Julie A. Dill

/s/ Robert F. Heinemann	Director	2/22/2017
Robert F. Heinemann

/s/ M. W. Scoggins	Director	2/22/2017
M. W. Scoggins

/s/ David A. Trice	Director	2/22/2017
David A. Trice

/s/ William L. Thacker, III	Director	2/22/2017
William L. Thacker, III